Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Amendment to the Annual Report of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC (the “registrant”) on Form 10-K/A for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Peter Stokes, Chief Executive Officer and Interim Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)   The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)   The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
September 29, 2006

/s/ Peter Stokes
Peter Stokes Chief Executive Officer and Interim Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Macquarie Infrastructure Company LLC and will be retained by Macquarie Infrastructure Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.